Exhibit 10.3

AGREEMENT FOR THE PURCHASE OF DEBTS

Date: 8th February 2018

BETWEEN

(1) HSBC Invoice Finance (UK) Limited (HIF); and

(2) Longbridge Recruitment 360 Ltd (Company Registration Number 06745176) (Client).

This Agreement for the Purchase of Debts, its Schedule and the Terms & Conditions (03/15 Edition) together comprise the entire agreement between the parties as amended from time to time (Agreement). Capitalised terms are defined in this Agreement.

HIF recommends that the Client seeks independent legal advice before entering into this Agreement.

1.PRODUCTS SELECTED & START DATE

HIF agrees to provide the Client with the Product(s) selected in the Schedule from the Start Date for the Client’s working capital needs on the terms of this Agreement. HIF will confirm the Start Date to the Client after all pre-commencement conditions have been met (or waived or postponed by HIF) and HIF will complete the Start Date in the Schedule.

2.ASSIGNMENT

On the Start Date, the Client assigns all Existing Debts, Future Debts and Non-Notifiable Debts to HIF (as beneficial owner in relation to Northern Irish Debts). Each Debt created after the Start Date automatically and immediately belongs to HIF. HIF is not obliged to reassign a Debt to the Client.

3.POWER OF ATTORNEY

3.1

The Client, by way of security, irrevocably appoints HIF, and any person to whom HIF transfers rights and/or obligations under this Agreement (with full power of substitution and delegation), to act on the Client's behalf to (a) sign any deeds and documents, (b) complete or endorse any instruments, (c) conduct or defend any proceedings and (d) take such other steps that HIF considers necessary to obtain payment or perfect HIF's ownership of any Debt or to secure performance of any of the Client's obligations to HIF or any Customer.

3.2	Where the Client is acting as trustee under any Scottish Trust then the words "on its own account and as trustee under any Scottish Trust" are inserted after the word "security" in clause 3.1.

IN WITNESS of which this Agreement has been executed and, on the date set out above, delivered as a deed.

Executed as a deed, but not delivered until the)

first date specified on page 1, by: )

Richard Corthine)

as Attorney of)

HSBC INVOICE FINANCE (UK) LIMITED)

in the presence of a witness:)Signature/s/ Richard Corthine

Attorney

Witness signature/s/ LJ BristowWitness name Linda Jane Bristow

Witness address	: HSBC Invoice Finance (UK) Ltd, Farncombe Road, Worthing, West Sussex BN11 2BW

Address for service: HSBC Invoice Finance (UK) Ltd, Farncombe Road, Worthing, West Sussex BN11 2BW

Executed as a deed, but not delivered until the)

first date specified on page 1, by)

Longbridge Recruitment 360 Ltd)

by a director in the presence of a witness:)

Signature/s/ Brendan Flood

Name (block capitals)BRENDAN FLOOD

Director

Witness signature/s/ Katherine Hughes

Witness name KATHERINE HUGHES

(block capitals)

Witness address…[REDACTED]…….......

……………………….......

……………………….......

OR

Executed as a deed, but not delivered until the)

first date specified on page 1, by)

Longbridge Recruitment 360 Ltd)

by two directors or by)

one director and the secretary:)

Signature…………………….

Name (block capitals)…………………

Director

Signature…………………….

Name (block capitals)…………………

Director/Secretary

COPY RESOLUTION

(to be certified by the signature of the Chairman of the meeting of the directors at which the resolution was passed)

Company No. 06745176

Longbridge Recruitment 360 Ltd ("Company")

1.	The Chairman reported that notice of the meeting had been given to all those persons entitled to receive notice and, a quorum being present, the Chairman declared the meeting open.
2.

There was produced to the meeting a form of agreement for the purchase of debts together with its schedule and accompanying Standard Terms and Conditions to be entered into between HSBC Invoice Finance (UK) Limited (“HIF”) and the Company (the "Agreement").

3.

After giving consideration to the requirements set out in sections 171 to 177 of the Companies Act 2006, it was unanimously agreed that the entry into and execution of the Agreement was in the commercial interest of and for the benefit of the Company and was most likely to promote the success of the Company for the benefit of its members as a whole.

4.

After careful consideration by the directors of the terms of the Agreement and of the nature and scale of the liabilities undertaken by the Company under the Agreement, it was unanimously resolved that:

(a)

it was, in the good faith judgment of all the directors present, for the commercial benefit of the Company and was most likely to promote the success of the Company for the benefit of its members as a whole to enter into the Agreement;

(b)	the terms of and the transactions contemplated by the Agreement be approved;
(c)	the Agreement should be executed on behalf of the Company as a deed;
(d)

any two directors, or any director and the company secretary, or any director in the presence of an attesting witness (“Authorised Signatories”) be authorised to execute and deliver the Agreement as a deed for and on behalf of the Company and that (in either case) the same may be delivered to HIF with such amendments as the Authorised Signatories may agree with HIF;

(e)

any one or more authorised signatory (as defined in section 44(3) of the Companies Act 2006) be authorised to approve and execute any further documents, certificates and notices to be signed and/or despatched by the Company under or in connection with the Agreement; and

(f)	a copy of this resolution be endorsed on the Agreement.

Certified a true copy of this Resolution:

__/s/ Brendan Flood_____________________Brendan Flood_______________________

Signature of Chairman of board meetingPrint Name of Chairman of board meeting

THE SCHEDULE

1.Client particulars

Nature of businessProvision of personnel

Principal place of business3A London Wall Buildings, London Wall, London, EC2M 5SY

2.Product(s) selected

Credit ManagementNo

Credit ProtectionYes

FinanceYes

3.Commercial terms

Approved Countries	United Kingdom, Ireland, the Isle of Man and the Channel Islands

Automatic Funding Limit	United Kingdom, Ireland, the Isle of Man and the Channel Islands:

£250,000

Other Countries: Zero

Client to give notice ofNo

assignment to Customers

Start Date (or Commencement9th February 2018

Date)

Concentration Percentage20 per cent subject to Special Term 8 (b)

Debtor CurrenciesSterling

Debt Turn	United Kingdom, Ireland, the Isle of Man and the Channel Islands: 50 days

Facility Limit£11,500,000 subject to Special Term 8 (b) and 8 (c)

Law	English law governs this Agreement
Minimum Term	12 months
Non-Notifiable Debt	The following categories are added to the definition of Non-Notifiable Debt in the Terms & Conditions:

None

Notice Period3 Months

Prepayment CurrenciesSterling

Prepayment Percentage	90 per cent in respect of Permanent Placements (as defined in Special Term 8 (d))
90 per cent in respect of placements where a hire is placed with the Client’s customer on a temporary basis

Reduction PercentageN/A

Standard Payment Terms	United Kingdom, Ireland, the Isle of Man and the Channel Islands: Not exceeding net 60 days from invoice date

4.Pricing

Allowance Margin2.50 per cent

Arrangement FeeNil

Credit Protection Charge	0.141 per cent
Discounting Margin	1.80 per cent

Facility Review FeeNil

Minimum Annual Charge	N/A
Same Day Payment Fee	(a) For Sterling payments nil for each requested payment by CHAPS, TT or any other same day payment service to an HSBC Bank plc account held and administered in the United Kingdom;

(b) For payments in currencies other than Sterling a charge of £4.00, or the relevant currency equivalent, shall apply for each requested payment by CHAPS, TT or any other same day payment service to an HSBC Bank plc account held and administered in the United Kingdom; and

(c) For payments in Sterling and any other currencies a charge of £4.00, or the relevant currency equivalent, shall apply for each requested payment by CHAPS, TT or any other same day payment service (excluding the Faster Payment Service) to any other bank account

Service Charge	Nil

Other fees and charges may be payable in certain circumstances in accordance with the Terms & Conditions including, but not limited to, Variation Fees.

5.Credit Protection (CP)

Automatic CP Limit£5,000

CP Percentage100 per cent

First Loss£1,000

Unprotected Debts at StartAny Debt which is unpaid 60 days or more after the due date for

Datepayment and any other Debts of the same Customer

6.CovenantsTesting Day

Debt Turn CovenantN/AFinal day of each calendar month

Dilution PercentageN/AFinal day of each calendar month

Dispute PercentageN/A Final day of each calendar month

Tangible Net Worth CovenantN/A

7.Security required at Start Date

Fixed and Floating Charge

Guarantee between the Client and others

8.Special terms

8 (a)(i)For the purposes of this Agreement the Connected Clients are the Client and

CBS Butler Limited – Registered Number: 01654251 and

The JM Group (IT Recruitment) Limited – Registered Number:  02979206.

(ii)	After the Commencement Date HIF may in its discretion:

(a)	agree to enter into an agreement for the purchase of debts with a person and add that Associates as a Connected Client; and
(b)	agree to terminate an agreement for the purchase of debts with a Connected Client
(iii)	An Associate will become or cease to be a Connected Client on the date that HIF confirms the names of the Connected Clients to the Client and the other Connected Clients.
(iv)

HIF may, at its discretion treat the occurrence of a Termination Event under an agreement for the purchase of debts entered into between HIF and a Connected Client (each a “Connected Agreement”) as a Termination Event under the Agreement.

8 (b)The following definitions replace those in Condition 32:

Concentration Limit at any time, the maximum value of all outstanding Debts payable by a single Customer to all Connected Clients that HIF will consider to be Eligible Debts calculated by applying the Concentration Percentage to the aggregate value of all outstanding Eligible Debts of all Connected Clients

Facility Limit: the maximum aggregate value of Prepayments that the Connected Clients may take from HIF at any time, being the amount specified as such in each Connected Agreement.

8 (c)The maximum amount of Prepayments that the Client may take from HIF at any one time shall be £1,000,000.

8 (d)

HIF shall only be obliged to treat Debts payable by Customers of the Connected Clients in respect of the provision of Permanent Placements as Eligible Debts to the extent that they, in aggregate, do not exceed 20 per cent of the aggregate amount of all Eligible Debts payable by Customers of the Connected Clients at any one time.

“Permanent Placement” means a placement where a hire is placed with the Client’s customer directly on a permanent basis.

8 (e)Condition 11 (Covenants) of the standard terms and conditions shall not apply to this Agreement.

8 (f)Debt Turn as a key performance indicator:

On the final day of each month commencing on the date of this Agreement onwards, the Client confirms that the Debt Turn will not exceed 50 days.

8 (g)	The Client undertakes that other than in the ordinary course it will not, without HIF’s written consent

(not to be unreasonably withheld or delayed) transfer, repatriate or otherwise dispose of cash to Staffing 360 Solutions Inc or to any other US company owned by (either directly or indirectly) Staffing 360 Solutions Inc. (collectively, “Staffing 360”).  For purposes of this clause, “ordinary course” transfers shall be understood to mean (i) reimbursement for expenses made by Staffing 360 on behalf of the Client and (ii) any payments made for the purposes of satisfying the obligations associated with the Promissory Note between the Client and Staffing 360 Solutions Inc.. Consent requests must be (i) delivered in writing to HIF not less than 7 working days prior to the date of the proposed transfer of cash and (ii) accompanied by an Approved Spreadsheet in respect of that proposed transfer of cash.

For the purpose of this provision, Approved Spreadsheet means a spreadsheet in the form agreed between HIF and the Client demonstrating the amount of cash to be transfer to Staffing 360 Solutions Inc (and or another US company).

8 (h)

Notwithstanding any other term of this Agreement, if the Client fails to satisfy the Debt Turn key performance indicator in accordance with paragraph 8 (f) above, the Client shall discuss with HIF whether or not any changes need to be made to this Agreement taking into consideration the extent of the breach of the Debt Turn key performance indicator.

8 (i)	The Debt Turn key indicator specified in Paragraph 8 (f) of the Schedule shall be calculated on an aggregate basis in respect of the Connected Clients.

8 (j)	In relation to Condition 2, HIF and the Client agree that Debts shall be Notified by the Client every 31 days.

8 (k)	In addition to the undertakings given by the Client in Condition 13, the Client also undertakes:
(i)	To ensure that:
(A)	where necessary, the Client and/or the Customer possess all licences required to export/import the relevant goods; and
(B)	the Client and the Customer comply with all laws and/or regulations applicable to the import or export of the relevant goods including, but not limited to, any exchange control regulations; and
(ii)

To provide HIF, each year, with a declaration (“Annual Declaration”) of the Client’s total sales to Customers located in each Approved Country in a form specified by HIF, for the period of 12 months (or part thereof) ending 31 March (or for such other period as HIF may specify from time to time).  Such declaration to be supplied to HIF within 30 days of the end of the relevant period.

8 (l)

Where a Credit Protection Limit is expressed in a currency other than that in which the Debt payable by the relevant Customer is expressed and/or the currency in which the purchase price is payable, then for the purposes of calculating any CP Payment payable by HIF to the Client under the provisions of Condition 8.4, the Spot Rate of Exchange on the date of payment shall be used.  Any gains or losses, resulting from fluctuation in exchange rates will be for the account of the Client.

8 (m)	HIF will not provide Credit Protection in respect of any particular Debt if:
(i)	the Debt arose after any expiry date notified by HIF to the Client in respect of the relevant Credit Protection Limit; or
(ii)	there has been any breach by the Client of any term specified by HIF in this Agreement or otherwise in writing as being a condition of its approval of the relevant Credit Protection Limit

The provisions of this special term are in addition to, and not in replacement of, the provisions of Condition 8.2.

8 (n)	For the purposes of Condition 8.2 (f) events of “Force Majeure” shall include

(i)the ionising, radioactive, toxic, explosive or other hazardous or contaminating properties or effects of any explosive nuclear assembly or component thereto, nuclear fuel, combustion or waste; and

(ii)where goods are to be despatched to, or payment is to be made from, a country other than that in which the Customer is located, any event preventing or delaying the issue of a remittance from such third country.

8 (o)	Condition 17 (Recourse and Reassignment) of the standard terms and conditions shall not apply to this Agreement.

HSBC Invoice Finance (UK) Limited is, at the date of this Agreement, a member of the Asset Based Finance Association (“ABFA”) and abides by its terms of membership. Under its Memorandum of Association, publicly filed at Companies House, ABFA is not a public regulatory authority and has no financial or other responsibility to anyone arising out of the actions and dealings of its members. The ABFA has provided and/or will provide a Code of Conduct, guidance and a complaints procedure each of which can be viewed on its website at www.ABFA.org.uk